Exhibit 99.1

Contact Information: Investor Relations 941-556-2601 investor-relations@ropertech.com	Roper Technologies, Inc.

Roper Technologies Announces Record Third Quarter Results

GAAP DEPS of $1.58; Adjusted DEPS of $1.61
YTD Free Cash Flow Increased 15% to $632 million

Sarasota, Florida, October 26, 2015 ... Roper Technologies, Inc. (NYSE: ROP) reported financial results for the third quarter ended September 30, 2015.

Roper reports results, including revenue, gross margin, operating margin, net income and diluted earnings per share, on a GAAP and adjusted basis.  Adjusted measures are reconciled to the corresponding GAAP measures at the end of this release.

Third quarter GAAP diluted earnings per share (DEPS) were $1.58, a 3% increase over the prior year, and adjusted DEPS were $1.61, a 4% increase.  GAAP revenue was $884 million and adjusted revenue increased to $886 million.  GAAP operating profit increased 2% to $250 million, representing 28.3% of revenue.  Adjusted operating profit increased to $255 million and adjusted operating margin increased 80 basis points to 28.7%.  Orders increased to $894 million and enterprise book-to-bill was 1.01x for the quarter.

GAAP gross margin increased 110 basis points over the prior year to 60.4% and adjusted gross margin increased to 60.7%, a 130 basis point gain.  Operating cash flow increased to $227 million, or 25.6% of adjusted revenue, and free cash flow increased to $220 million.  Year to date free cash flow increased to $632 million, 15% higher than the prior year.

"Our businesses executed very well in the quarter despite continued headwinds in some energy markets and foreign currency translation," said Brian Jellison, Roper's Chairman, President and CEO.  "Margin performance continued to be exceptional across the enterprise. EBITDA margins increased to a record 34.4% in the quarter.  Our medical, software and toll and traffic businesses continued to grow organically."

Acquisitions

On October 21, 2015, Roper completed the acquisition of Aderant Holdings, Inc. and on October 2, 2015, Roper completed the sale of ABEL Pumps LP to Hillenbrand, Inc.

"We have now deployed over $1.7 billion in acquisitions in 2015.  We continue to execute on our disciplined acquisition strategy focused on companies with leadership positions in niche markets with high recurring revenue, strong cash returns and excellent management teams," said Mr. Jellison.

Roper also announced that it has signed a definitive agreement to acquire CliniSys Group Ltd., a leading European provider of laboratory information management systems, for £170 million.  CliniSys expands Roper's suite of diagnostic-related software.  Roper expects the acquisition to be completed in the first quarter of 2016, following the completion of customary merger control review.

2015 Outlook and Guidance

Roper is updating its full year adjusted diluted earnings per share guidance to $6.69 – $6.75, from its previous range of $6.61 - $6.75, and establishing fourth quarter adjusted diluted earnings per share guidance of $1.83 - $1.89.  The company's guidance excludes the impact of any future acquisitions or divestitures.

Use of Non-GAAP Financial Information

The company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making.  Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables.  The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1:  Q3 Revenue Growth Detail

	Q3 2015	Q3 2014	V%
Q3 GAAP Revenue	$884M	$884M	--%
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (FoodLink, SHP, Strata, SoftWriters, Data Innovations, On Center)	2	1
Q3 Adjusted Revenue	$886M	$885M	--%

Components of Adjusted Revenue Growth
Organic	(2%)
Acquisitions / Divestitures	5%
Foreign Exchange	(3%)
Total Growth	0%

Table 2:  Reconciliation of GAAP DEPS to Adjusted DEPS

	Q3 2015	Q3 2014	V%
GAAP Diluted Earnings Per Share (DEPS)	$1.58	$1.54	3%
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (FoodLink, SHP, Strata, SoftWriters, Data Innovations, On Center), net of tax @35% Add: Acquisition-Related Inventory Step-up Charge (IPA, RF IDeas), net of tax @35%	$0.01	$0.01
	$0.01	--
Rounding	$0.01	--
	$1.61	$1.55	4%

Table 3:  Free Cash Flow Reconciliation
	YTD 2015	YTD 2014	V%
Operating Cash Flow	$660M	$579M	14%
Less: Capital Expenditures	(28)	(30)
Free Cash Flow	$632M	$549M	15%

Table 4:  Adjusted Revenue and Adjusted Gross Margin Reconciliation

	2015	2014	V bps
Q3 GAAP Revenue	$883.9M	$884.1M
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (FoodLink, SHP, Strata, SoftWriters, Data Innovations, On Center)	2.2	0.9
Rounding	--	0.1
Q3 Adjusted Revenue (A)	$886.1M	$885.1M

Q3 GAAP Gross Profit	$533.5M	$524.0M
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (FoodLink, SHP, Strata, SoftWriters, Data Innovations, On Center)	2.2	0.9
Add: Acquisition-Related Inventory Step-up Charge (IPA, RF IDeas)	2.0	0.4
Rounding	--	0.1
Adjusted Gross Profit (B)	$537.7M	$525.4M

GAAP Gross Margin	60.4%	59.3%	+110 bps

Adjusted Gross Margin (B) / (A)	60.7%	59.4%	+130 bps

Table 5:  Adjusted Revenue and Adjusted Operating Margin Reconciliation

	2015	2014	V bps
Q3 GAAP Revenue	$883.9M	$884.1M
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (FoodLink, SHP, Strata, SoftWriters, Data Innovations, On Center)	2.2	0.9
Rounding	--	0.1
Q3 Adjusted Revenue (A)	$886.1M	$885.1M

Q3 GAAP Operating Profit	$250.4M	$245.7M
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (FoodLink, SHP, Strata, SoftWriters, Data Innovations, On Center)	2.2	0.9
Add: Acquisition-Related Inventory Step-up Charge (IPA, RF IDeas)	2.0	0.4
Rounding	(0.1)	--
Adjusted Operating Profit (B)	$254.5M	$247.0M

GAAP Operating Margin	28.3%	27.8%	+50 bps
Adjusted Operating Margin (B) / (A)	28.7%	27.9%	+80 bps

Table 6:  Adjusted Revenue and EBITDA Margin Reconciliation

	2015	2014	V bps
Q3 GAAP Revenue	$883.9M	$884.1M
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (FoodLink, SHP, Strata, SoftWriters, Data Innovations, On Center)	2.2	0.9
Rounding	--	0.1
Q3 Adjusted Revenue (A)	$886.1M	$885.1M

Q3 GAAP Net Earnings	$160.4M	$155.5M
Add: Interest Expense	20.4	20.0
Add: Taxes	69.8	70.7
Add: Depreciation	9.0	10.4
Add: Amortization	41.0	39.7
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (FoodLink, SHP, Strata, SoftWriters, Data Innovations)	2.2	0.9
Add: Acquisition-Related Inventory Step-up Charge (IPA, RF IDeas)	2.0	0.4
EBITDA (B)	$304.8M	$297.6M

EBITDA Margin (B) / (A)	34.4%	33.6%	+80 bps

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Monday, October 26, 2015.  The call can be accessed via webcast or by dialing +1 888-468-2440 (US/Canada) or +1 719-457-1512, using confirmation code 363379.  Webcast information and conference call materials will be made available in the Investors section of Roper's website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://www.webcaster4.com/Webcast/Page/866/11027.  Telephonic replays will be available for up to two weeks by calling +1 719-457-0820 and using the access code 363379.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper designs and develops software (both software-as-a-service and licensed), and engineered products and solutions for healthcare, transportation, food, energy, water, education and other niche markets worldwide. Additional information about Roper is available on the company's website at www.ropertech.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations.  Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to integrate acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	September 30,	December 31,
ASSETS	2015	2014

CURRENT ASSETS:
Cash and cash equivalents	$700,578	$610,430
Accounts receivable	489,183	511,538
Inventories	200,820	193,766
Unbilled receivable	105,787	96,409
Deferred taxes	62,506	54,199
Assets held for sale	36,780	-
Other current assets	52,225	45,763
Total current assets	1,647,879	1,512,105

PROPERTY, PLANT AND EQUIPMENT, NET	105,280	110,876

OTHER ASSETS:
Goodwill	5,325,844	4,710,691
Other intangible assets, net	2,246,710	1,978,729
Deferred taxes	31,534	27,496
Other assets	75,752	73,037
Total other assets	7,679,840	6,789,953

TOTAL ASSETS	$9,432,999	$8,412,934

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$142,261	$143,847
Accrued compensation	107,266	117,374
Deferred revenue	237,289	190,953
Other accrued liabilities	160,312	160,738
Deferred taxes	2,993	3,943
Current portion of long-term debt	6,911	11,092
Total current liabilities	657,032	627,947

NONCURRENT LIABILITIES:
Long-term debt	2,792,067	2,203,031
Deferred taxes	769,730	735,826
Other liabilities	85,265	90,770
Total liabilities	4,304,094	3,657,574

STOCKHOLDERS' EQUITY:
Common stock	1,026	1,021
Additional paid-in capital	1,392,296	1,325,338
Retained earnings	3,932,195	3,520,201
Accumulated other comprehensive earnings	(177,472)	(71,927)
Treasury stock	(19,140)	(19,273)
Total stockholders' equity	5,128,905	4,755,360

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,432,999	$8,412,934

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014

Net sales	$883,933	$884,122	$2,638,755	$2,603,349
Cost of sales	350,450	360,082	1,053,200	1,067,191

Gross profit	533,483	524,040	1,585,555	1,536,158

Selling, general and administrative expenses	283,112	278,382	836,314	820,434

Income from operations	250,371	245,658	749,241	715,724

Interest expense	20,369	20,013	60,382	59,352
Other income/(expense)	251	552	(1,948)	1,042

Earnings from continuing operations before
income taxes	230,253	226,197	686,911	657,414

Income taxes	69,836	70,687	199,441	197,317

Net Earnings	$160,417	$155,510	$487,470	$460,097

Earnings per share:
Basic	$1.59	$1.55	$4.85	$4.61
Diluted	$1.58	$1.54	$4.80	$4.56

Weighted average common and common
equivalent shares outstanding:
Basic	100,681	100,068	100,545	99,837
Diluted	101,607	101,006	101,512	100,803

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Nine months ended
	September 30,
	2015	2014

Net earnings	$487,470	$460,097
Non-cash items:
Depreciation	28,454	30,442
Amortization	119,766	117,179
Stock-based compensation expense	47,035	47,011
Income taxes	(35,165)	(54,178)
Changes in assets and liabilities:
Receivables	26,051	(21,840)
Inventory	(7,047)	(8,833)
Accounts payable	(2,085)	(4,969)
Accrued liabilities	(6,603)	15,311
Other, net	1,691	(988)
Cash provided by operating activities	659,567	579,232

Business acquisitions, net of cash acquired	(1,024,779)	(305,254)
Capital expenditures	(27,503)	(29,835)
Other, net	(4,369)	(5,304)
Cash used by investing activities	(1,056,651)	(340,393)

Principal debt payments	(4,006)	(561)
Revolver borrowings/(payments), net	590,000	(95,000)
Dividends	(75,210)	(59,827)
Excess tax benefit from share-based payment	11,593	14,892
Proceeds from stock-based compensation, net	19,237	26,424
Premium on convertible debt conversions	(13,126)	(1,518)
Other, net	844	2,118
Cash provided by/(used by) financing activities	529,332	(113,472)

Effect of exchange rate changes on cash	(42,100)	(20,975)

Net increase in cash and equivalents	90,148	104,392
Cash and equivalents, beginning of period	610,430	459,720

Cash and equivalents, end of period	$700,578	$564,112

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended September 30,				Nine months ended September 30,
	2015		2014		2015		2014
	Amount	%	Amount	%	Amount	%	Amount	%
Net sales:
Medical & Scientific Imaging	$299,621		$268,809		$893,583		$793,899
RF Technology	253,556		238,860		752,068		710,143
Industrial Technology	186,147		205,688		563,342		607,503
Energy Systems & Controls	144,609		170,765		429,762		491,804
Total	$883,933		$884,122		$2,638,755		$2,603,349

Gross profit:
Medical & Scientific Imaging	$222,655	74.3%	$193,132	71.8%	$660,971	74.0%	$572,738	72.1%
RF Technology	133,692	52.7%	127,663	53.4%	397,874	52.9%	375,901	52.9%
Industrial Technology	92,245	49.6%	104,012	50.6%	281,052	49.9%	306,464	50.4%
Energy Systems & Controls	84,891	58.7%	99,233	58.1%	245,658	57.2%	281,055	57.1%
Total	$533,483	60.4%	$524,040	59.3%	$1,585,555	60.1%	$1,536,158	59.0%

Operating profit*:
Medical & Scientific Imaging	$108,399	36.2%	$91,227	33.9%	$325,439	36.4%	$275,379	34.7%
RF Technology	74,604	29.4%	69,351	29.0%	228,521	30.4%	203,183	28.6%
Industrial Technology	52,298	28.1%	62,046	30.2%	162,383	28.8%	178,540	29.4%
Energy Systems & Controls	42,300	29.3%	49,033	28.7%	110,424	25.7%	130,844	26.6%
Total	$277,601	31.4%	$271,657	30.7%	$826,767	31.3%	$787,946	30.3%

Net Orders:
Medical & Scientific Imaging	$317,743		$270,881		$900,176		$799,021
RF Technology	245,694		243,363		751,143		713,536
Industrial Technology	184,846		205,945		555,431		611,074
Energy Systems & Controls	145,478		173,172		416,803		490,106
Total	$893,761		$893,361		$2,623,553		$2,613,737

* Operating profit is before unallocated corporate general and administrative expenses. These expenses were $27,230 and $25,999 for the three months ended September 30, 2015 and 2014, respectively and
$77,526 and $72,222 for the nine months ended September 30, 2015 and 2014, respectively.